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                                                                Exhibit No. 99.1


UNIFIRST CORPORATION                             NEWS RELEASE
68 Jonspin Road
Wilmington, MA 01887-1086                        contact: John B. Bartlett
Telephone 978-658-8888 Ext 520                            Senior Vice President
Facsimile 978-988-0659                                    jbartlett@unifirst.com


[UNIFIRST LOGO]

              UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR FISCAL 2003
                FOURTH QUARTER AND FULL YEAR, DECLARES DIVIDENDS

Wilmington, MA (November 4, 2003) - UniFirst Corporation (NYSE:UNF) today announced revenues and earnings for its fiscal 2003 fourth quarter and full year, which ended August 30, 2003.

Revenues for the fourth quarter of fiscal 2003 were $147.6 million, a 5.1 percent increase from $140.5 million in the same period a year ago. Fourth quarter net income was $7.2 million, or $0.38 per basic share, a 10.4 percent increase from last year's $6.5 million, or $0.34 per basic share.

For fiscal 2003, revenues were $596.9 million, a 3.1 percent increase from $578.9 million in fiscal 2002, which had fifty-three weeks. On a comparative fifty-two week basis revenues were up 5.1 percent for the year. Income before cumulative effect of accounting change was $29.3 million, or $1.53 per basic share, an 8.9 percent increase from last year's $26.9 million, or $1.40 per basic share. Effective with the beginning of fiscal 2003 the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). This new accounting standard requires that liabilities be recorded for the estimated costs of retiring long lived assets at the end of their service lives. The adoption of SFAS No. 143 resulted in a cumulative charge, net of tax, of $2.2 million, or $(0.12) per share. Therefore net income for fiscal 2003 was $27.0 million, or $1.41 per basic share, a 0.6 percent increase from last year's $26.9 million, or $1.40 per basic share.

"Fiscal 2003 was our 35th consecutive year of record revenues," said Ronald D. Croatti, UniFirst's President and Chief Executive Officer. We continued to benefit from the transition of manufacturing in Mexico, our UniTech Services business had another strong year and we achieved positive results from our cost containment efforts, especially in the plant production area. We also benefited from significantly lower net interest costs. These positive impacts were offset by higher natural gas and vehicle fuel costs and higher expenditures for sales and marketing."

As previously announced, UniFirst acquired Textilease, a Maryland based uniform company, on September 2, 2003. Since this acquisition date was after our year-end, the operating results of Textilease are not included in our fiscal 2003 operating results. We will be filing a form 8-K with the Securities and Exchange Commission in the near future, which will include


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Textilease's recent financial statements as well as pro forma financial statements, which will reflect the combined operations for recent periods. The pro forma statement of income for the year ended August 31, 2002 will reflect a decrease in net income and income per share for the combined companies of approximately $5.0 million, or about $0.26 per share. These pro forma financial statements will not reflect the expected synergies and cost savings which we believe will result from the combined companies.

The Company is moving rapidly to achieve these cost savings. The Textilease corporate office has been closed and UniFirst has assumed the administrative functions of payroll and accounts payable. We have moved one branch to a UniFirst operating plant and have an aggressive schedule to combine all operations by the end of 2004. However, it will take two to three years to fully achieve the synergies of the combined companies. We continue to be excited about the acquisition and believe it will be very positive in the long run.

The Company will hold a conference call today at 4:00 PM (EST) to discuss its quarterly and annual financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet, and replays of the webcast will be available until November 26, 2003. The webcast can be accessed at www.unifirst.com.

The Company's Board of Directors declared regular quarterly cash dividends of $0.0375 per share (3.75 cents) on the Company's Common Stock and $0.03 per share (3.0 cents) on the Company's Class B Common Stock. Both dividends are payable on January 6, 2004, to shareholders of record on December 10, 2003.

UniFirst is one of the largest providers of workplace uniforms and protective clothing in North America. The Company employs over 7,900 team partners who serve more than 150,000 customer locations in 46 states, Canada and Europe from 158 manufacturing, distribution and customer service facilities.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This public announcement may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties. The words "anticipate" and "should," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results may differ materially from those anticipated depending on a variety of factors, including, but not limited to, performance of acquisitions; economic and business changes; fluctuations in the cost of materials, fuel and labor; economic and other developments associated with the on-going war on terrorism; strikes and unemployment levels; demand and price for the Company's products and services; improvement in under performing rental operations; and the outcome of pending and future litigation and environmental matters.


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UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                               Fifty-two       Fifty-three           Thirteen          Thirteen
                                                             weeks ended       weeks ended        weeks ended       weeks ended
             (In thousands, except per share data)            August 30,        August 31,         August 30,        August 31,
                                                                    2003              2002               2003              2002
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

Revenues                                                        $596,936          $578,898           $147,642          $140,491
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Costs and expenses                                               548,098           526,919            136,372           128,156
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Income from operations                                            48,838            51,979             11,270            12,335
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Interest expense (income)                                          1,266             8,660               (452)            1,799
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Income before income taxes                                        47,572            43,319             11,722            10,536

Provision for income taxes                                        18,310            16,460              4,508             4,002
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Income before cumulative effect of accounting change              29,262            26,859              7,214             6,534
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Cumulative effect of accounting change
 (net of tax benefit of $1,404 in 2003)                            2,242                --                 --                --
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Net income                                                      $ 27,020          $ 26,859           $  7,214          $  6,534
================================================================================================================================

Weighted average number of shares outstanding:
     basic                                                        19,182            19,222             19,172            19,225
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     diluted                                                      19,222            19,278             19,233            19,288
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Income per share -- basic:
Before cumulative effect of accounting change                   $   1.53          $   1.40           $   0.38          $   0.34
Cumulative effect of accounting change                             (0.12)               --                 --                --
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Net income                                                      $   1.41          $   1.40           $   0.38          $   0.34
================================================================================================================================

Income per share -- diluted:
Before cumulative effect of accounting change                   $   1.52          $   1.39           $   0.37          $   0.34
Cumulative effect of accounting change                             (0.12)               --                 --                --
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Net income                                                      $   1.40          $   1.39           $   0.37          $   0.34
================================================================================================================================


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UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS


                             (In thousands)                            August 30,         August 31,
                                                                             2003               2002
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
Assets
Current assets:
   Cash                                                                  $  6,053           $  4,333
   Receivables                                                             57,941             54,587
   Inventories                                                             25,355             24,807
   Rental merchandise in service                                           60,490             56,047
   Deferred tax assets                                                      5,591                 --
   Prepaid expenses                                                           407                315
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      Total current assets                                                155,837            140,089
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Property and equipment:
   Land, buildings and leasehold improvements                             221,487            208,000
   Machinery and equipment                                                238,820            229,692
   Motor vehicles                                                          66,081             60,925
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                                                                          526,388            498,617
   Less - accumulated depreciation                                        251,806            229,621
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                                                                          274,582            268,996
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Other assets                                                               84,168             85,750
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                                                                         $514,587           $494,835
=====================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations                           $  2,493           $  1,406
   Notes payable                                                              104              1,195
   Accounts payable                                                        30,678             17,012
   Accrued liabilities                                                     53,670             53,331
   Accrued income taxes                                                        --              1,457
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      Total current liabilities                                            86,945             74,401
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Long-term obligations, net of current maturities                           67,319             83,690
Deferred income taxes                                                      24,943             27,004
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Shareholders' equity:
   Common stock                                                             1,060              1,055
   Class B common stock                                                     1,018              1,021
   Treasury stock                                                         (26,005)           (24,756)
   Capital surplus                                                         12,693             12,503
   Retained earnings                                                      348,043            323,595
   Accumulated other comprehensive loss                                    (1,429)            (3,678)
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      Total shareholders' equity                                          335,380            309,740
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                                                                         $514,587           $494,835
=====================================================================================================